Caterpillar Financial Asset Trust 2007-A
SERVICING REPORT	Exhibit 99

Record Date	2007 YEAR END
Distribution Date
Transaction Month

Collection Period Month Begin	YEAR END STATEMENT
Collection Period Month End	AS OF 12/31/07
Previous Payment Date (or Closing Date)
Actual Days in Accrual Period

ORIGINAL DEAL PARAMETERS
Initial Note Value	$659,848,257.38
Initial Aggregate Contract Balance	$662,424,010.37
Number of Contracts	7,423
Wtd. Avg. APR	8.01%
Wtd. Avg. Remaining Term	40
Annual Servicing Fee Rate	1.00%
Reserve Account Initial Deposit	$8,248,103.22
Specified Reserve Account Balance	$11,877,268.63
Class A-1 Note Original Principal Balance	$150,000,000.00
Class A-1 Note Rate	5.67225%
Class A-1 Note Final Scheduled Distribution Date	September 25, 2008
Class A-1 CUSIP Number	14911X AA 4
Class A-2a Note Original Principal Balance	$75,000,000.00
Class A-2b Note Original Principal Balance	$126,000,000.00
Class A-2a Note Rate	5.40%
Class A-2b Note Rate	One-month LIBOR + 0.42%
Class A-2 Note Final Scheduled Distribution Date	April 26, 2010
Class A-2a CUSIP Number	14911X AB 2
Class A-2b CUSIP Number	14911X AE 6
Class A-3a Note Original Principal Balance	$134,050,000.00
Class A-3b Note Original Principal Balance	$155,000,000.00
Class A-3a Note Rate	5.34%
Class A-3b Note Rate	One-month LIBOR + 0.47%
Class A-3 Note Final Scheduled Distribution Date	June 25, 2012
Class A-3a CUSIP Number	14911X AC 0
Class A-3b CUSIP Number	14911X AF 3
Class B Note Original Principal Balance	$19,798,000.00
Class B Note Rate	6.18%
Class B Note Final Scheduled Distribution Date	September 25, 2013
Class B CUSIP Number	14911X AD 8

INPUTS FROM PREVIOUS PERIOD SERVICER REPORT
Note Value	N/A
Aggregate Contract Balance	N/A
Number of Contracts	N/A
Wtd. Avg. APR	N/A
Wtd. Avg. Remaining Term	N/A
Reserve Account Balance	N/A
Class A-1 Note Outstanding Principal Balance	N/A
Class A-1 Note Interest Shortfall	N/A
Class A-2a Note Outstanding Principal Balance	N/A
Class A-2a Note Interest Shortfall	N/A
Class A-2b Note Outstanding Principal Balance	N/A
Class A-2b Note Interest Shortfall	N/A
Class A-3a Note Outstanding Principal Balance	N/A
Class A-3a Note Interest Shortfall	N/A
Class A-3b Note Outstanding Principal Balance	N/A
Class A-3b Note Interest Shortfall	N/A
Class B Note Outstanding Principal Balance	N/A
Class B Note Interest Shortfall	N/A
Servicing Fee Shortfall	N/A

CURRENT COLLECTION PERIOD ACTIVITY
Class A-2b Interest rate	5.28500%
Class A-3b Interest rate	5.33500%

Total Interest Collections	$16,525,540.41
Total Principal Collections	$82,238,039.47
Residual Collections	$10.00
Warranty Repurchases Contracts	$0.00
Administrative Repurchases	$0.00
Liquidation Proceeds	$40,350.85
Reserve Account Reinvestment Income	$130,962.36
Net Swap Receipt, if any	$4,596,298.73
Total Available Amount	$103,531,201.82

Beginning Note Value	$659,848,257.38
Ending Note Value	$577,570,182.21
Beginning Aggregate Contract Balance	$662,424,010.37
Ending Aggregate Contract Balance	$579,827,937.38
Number of Contracts at Beginning of Period	7,423
Number of Contracts at End of Period	7,130
Wtd. Avg. APR	8.01%
Wtd. Avg. Remaining Term	37
Cumulative Prepayment Rate	7.72%
Aggregate Scheduled Amounts 31-60 days past due	$20,462,532.36
Aggregate Scheduled Amounts 61- 90 days past due	$3,984,231.59
Aggregate Scheduled Amounts 91-120 days past due	$2,364,925.00
Aggregate Scheduled Amounts 121days or more past due	$1,091,612.37
Net Losses on Liquidated Receivables this Period	$0.00
Repossessed Equipment not Sold or Reassigned (Beginning)	$0.00
Repossessed Equipment not Sold or Reassigned (End)	$5,532,747.12

CALCULATION OF DISTRIBUTABLE AMOUNTS
Servicing Fee Due	$2,093,519.50
Is CFSC or Affiliate Servicer (Yes / No)?	Yes
Has Reserve Account Reached the Specified Reserve Account Balance (Yes / No)?	No

Administration Fee	$2,000.00
Amount of Net Swap Payment, if any,	$4,432,234.07
Amount of Senior Swap Termination Payment paid by issuing Entity	$0.00
Amount of Subordinated Swap Termination Payment paid by Issuing Entity	$0.00

Class A-1 Noteholders' Monthly Interest Distributable Amount	$2,228,409.50
Class A-1 Noteholders' Interest Carryover Shortfall	$0.00
Class A-1 Noteholders' Interest Distributable Amount	$2,228,409.50

Class A-2a Noteholders' Monthly Interest Distributable Amount	$1,327,500.00
Class A-2a Noteholders' Interest Carryover Shortfall	$0.00
Class A-2a Noteholders' Interest Distributable Amount	$1,327,500.00

Class A-2b Noteholders' Monthly Interest Distributable Amount	$2,236,783.71
Class A-2b Noteholders' Interest Carryover Shortfall	$0.00
Class A-2b Noteholders' Interest Distributable Amount	$2,236,783.71

Class A-3a Noteholders' Monthly Interest Distributable Amount	$2,346,321.83
Class A-3a Noteholders' Interest Carryover Shortfall	$0.00
Class A-3a Noteholders' Interest Distributable Amount	$2,346,321.83

Class A-3b Noteholders' Monthly Interest Distributable Amount	$2,777,432.34
Class A-3b Noteholders' Interest Carryover Shortfall	$0.00
Class A-3b Noteholders' Interest Distributable Amount	$2,777,432.34

Class A Noteholders' Monthly Interest Distributable Amount	$10,916,447.38
Class A Noteholders' Interest Carryover Shortfall	$0.00
Class A Noteholders' Interest Distributable Amount	$10,916,447.38

First Priority Principal Distribution Amount	$3,710,723.61

Class B Noteholders' Monthly Interest Distributable Amount	$401,041.49
Class B Noteholders' Interest Carryover Shortfall	$0.00
Class B Noteholders' Interest Distributable Amount	$401,041.49

Regular Principal Distribution Amount	$78,567,094.18

Net Excess Spread Amount	$3,407,884.21

Total Required Payment	$100,123,060.23

Draw from Reserve Account	$0.00

Total Distribution Amount	$103,531,201.82

Excess Cash flow deposited to Certificate Distribution Account	$257.38

DISTRIBUTIONS FROM COLLECTION ACCOUNT
1. Servicing Fee	$2,093,519.50
2. Administration Fee	$2,000.00
3. Net Swap Payment, if any	$4,432,234.07
4a. Pro Rata Class A Noteholders' Interest Distributable Amount to Class A Noteholders	$10,916,447.38
4b. Senior Swap Termination Payment to Swap Counterparty	$0.00
5. First Priority Principal Distribution Amount to Principal Distribution Account	$3,710,723.61
6. Class B Noteholders' Interest Distributable Amount to Class B Noteholders	$401,041.49
7. Regular Principal Distribution Amount to Principal Distribution Account	$78,567,094.18
8. Deposit to Reserve Account	$3,407,884.21
9. Pro rata, (a) Indenture Trustee Fees and (b) State Taxes	$0.00
11. Subordinated Swap Termination Payment, if any	$0.00
12. Deposit to Certificate Distribution Account	$257.38

DISTRIBUTIONS FROM PRINCIPAL DISTRIBUTION ACCOUNT
1. Principal to Class A-1 Noteholders	$82,277,817.79
a. Principal to Class A-2a Noteholders	$0.00
b. Principal to Class A-2b Noteholders	$0.00
a. Principal to Class A-3a Noteholders	$0.00
b. Principal to Class A-3b Noteholders	$0.00
5. Principal to Class B Noteholders	$0.00
6. Deposit to Certificate Distribution Account	$0.00

RECONCILIATION OF RESERVE ACCOUNT
Beginning Reserve Account Balance	$8,248,103.22
Draw from Reserve Account to cover shortfalls	$0.00
Interim Specified Reserve Account Balance	$11,877,268.63
Deposit to Reserve Account Needed	$3,407,884.21
Deposit to Reserve Account from Collection Account	$3,407,884.21
Specified Reserve Account Balance	$11,877,268.63
Reserve Account Release deposited into Certificate Distribution Account	$0.00
Ending Reserve Account Balance	$11,655,987.43

SUMMARY OF DISTRIBUTIONS
Servicing Fee Paid to Servicer	$2,093,519.50
Servicing Fee Shortfall	$0.00
Administration Fee	$2,000.00
Net Swap Payment, if any	$4,432,234.07
Senior Swap Termination Payment, if any	$0.00

Class A-1 Interest Paid	$2,228,409.50
Class A-1 Interest Shortfall	$0.00
Class A-1 Principal Paid	$82,277,817.79
Ending Class A-1 Principal Balance	$67,722,182.21

Class A-2a Interest Paid	$1,327,500.00
Class A-2a Interest Shortfall	$0.00
Class A-2a Principal Paid	$0.00
Ending Class A-2a Principal Balance	$75,000,000.00

Class A-2b Interest Paid	$2,236,783.71
Class A-2b Interest Shortfall	$0.00
Class A-2b Principal Paid	$0.00
Ending Class A-2b Principal Balance	$126,000,000.00

Class A-3a Interest Paid	$2,346,321.83
Class A-3a Interest Shortfall	$0.00
Class A-3a Principal Paid	$0.00
Ending Class A-3a Principal Balance	$134,050,000.00

Class A-3b Interest Paid	$2,777,432.34
Class A-3b Interest Shortfall	$0.00
Class A-3b Principal Paid	$0.00
Ending Class A-3b Principal Balance	$155,000,000.00

Class B Interest Paid	$401,041.49
Class B Interest Shortfall	$0.00
Class B Principal Paid	$0.00
Ending Class B Principal Balance	$19,798,000.00

Subordinated Swap Termination Payment, if any	$0.00

Deposit to Certificate Distribution Account	$257.38

CERTIFICATEHOLDER INFORMATION

CALCULATION OF DISTRIBUTABLE AMOUNTS
Deposit to Certificate Distribution Account from Collection Account	$257.38
Deposit to Certificate Distribution Account from Principal Distribution Account	$0.00
Deposit to Certificate Distribution Account from Reserve Account	$0.00
Total Deposit to Certificate Distribution Account	$257.38

DISTRIBUTIONS FROM CERTIFICATE DISTRIBUTION ACCOUNT
Amounts Paid to Certificateholders	$257.38

NOTEHOLDER INFORMATION

(i) Amount of principal being paid on Notes

(a) Class A-1 Notes (CUSIP No. 14911X AA 4)	$82,277,817.79
per $1,000 original principal balance	$548.52

(b) Class A-2a Notes (CUSIP No. 14911X AB 2)	$0.00
per $1,000 original principal balance	$0.00

(c) Class A-2b Notes (CUSIP No. 14911X AE 6)	$0.00
per $1,000 original principal balance	$0.00

(d) Class A-3a Notes (CUSIP No. 14911X AC 0)	$0.00
per $1,000 original principal balance	$0.00

(e) Class A-3b Notes (CUSIP No. 14911X AF 3)	$0.00
per $1,000 original principal balance	$0.00

(f) Class B Notes (CUSIP No. 14911X AD 8)	$0.00
per $1,000 original principal balance	$0.00

(g) Total	$82,277,817.79

(ii) Amount of interest being paid on Notes

(a) Class A-1 Notes (CUSIP No. 14911X AA 4)	$2,228,409.50
per $1,000 original principal balance	$14.86

(b) Class A-2a Notes (CUSIP No. 14911X AB 2)	$1,327,500.00
per $1,000 original principal balance	$17.70

(c) Class A-2b Notes (CUSIP No. 14911X AE 6)	$2,236,783.71
per $1,000 original principal balance	$17.75

(d) Class A-3a Notes (CUSIP No. 14911X AC 0)	$2,346,321.83
per $1,000 original principal balance	$17.50

(e) Class A-3b Notes (CUSIP No. 14911X AF 3)	$2,777,432.34
per $1,000 original principal balance	$17.92

(f) Class B Notes (CUSIP No. 14911X AD 8)	$401,041.49
per $1,000 original principal balance	$20.26

(g) Total	$11,317,488.87

(iii) (a) Aggregate Contract Balance at beginning of related collection period	$662,424,010.37
(b) Aggregate Contract Balance at end of related collection period	$579,827,937.38
(c) Note Value at beginning of related collection period	$659,848,257.38
(d) Note Value at end of related collection period	$577,570,182.21

(iv) Before and after giving effect to distributions on this Distribution Date

(a) (1) outstanding principal amount of Class A-1 Notes	$150,000,000.00
(2) outstanding principal amount of Class A-1 Notes	$67,722,182.21
(3) Class A-1 Note Pool Factor	1.00
(4) Class A-1 Note Pool Factor	0.45

(b) (1) outstanding principal amount of Class A-2 Notes	$201,000,000.00
(2) outstanding principal amount of Class A-2 Notes	$201,000,000.00
(3) outstanding principal amount of Class A-2a Notes	$75,000,000.00
(4) outstanding principal amount of Class A-2a Notes	$75,000,000.00
(5) Class A-2a Note Pool Factor	1.00
(6) Class A-2a Note Pool Factor	1.00
(7) outstanding principal amount of Class A-2b Notes	$126,000,000.00
(8) outstanding principal amount of Class A-2b Notes	$126,000,000.00
(9) Class A-2b Note Pool Factor	1.00
(10) Class A-2b Note Pool Factor	1.00

(c) (1) outstanding principal amount of Class A-3 Notes	$289,050,000.00
(2) outstanding principal amount of Class A-3 Notes	$289,050,000.00
(3) outstanding principal amount of Class A-3a Notes	$134,050,000.00
(4) outstanding principal amount of Class A-3a Notes	$134,050,000.00
(5) Class A-3a Note Pool Factor	1.00
(6) Class A-3a Note Pool Factor	1.00
(7) outstanding principal amount of Class A-3b Notes	$155,000,000.00
(8) outstanding principal amount of Class A-3b Notes	$155,000,000.00
(9) Class A-3b Note Pool Factor	1.00
(10) Class A-3b Note Pool Factor	1.00

(d) (1) outstanding principal amount of Class B Notes	$19,798,000.00
(2) outstanding principal amount of Class B Notes	$19,798,000.00
(3) Class B Note Pool Factor	1.00
(4) Class B Note Pool Factor	1.00

(v) Amount of Servicing Fee paid	$2,093,519.50

(vi) Amount of Administration fee being paid	$2,000.00

(vii) Amount of Net Swap Payment	$4,432,234.07

(viii) Amount of Swap Termination Payments paid by the Issuing Entity	$0.00

(ix) Other expenses being paid	$0.00

(x) Cumulative Prepayment Rate for the related Collection Period	7.72%

(xi) Three-Month Rolling Over 60-day deliquency Percentage	0.99%

(xii) Aggregate Amount of Realized Losses for the related Collection Period	$0.00

(xiii) Aggregate amount of Cumulative Realized Losses through the related
Collection period	$0.00

(xiv) Aggregate Purchase Amounts for related Collection Period	$0.00

(xv) (a) Balance of Reserve Account at beginning of related Collection Period	$8,248,103.22
(b) Balance of Reserve Account at end of related Collection Period	$11,655,987.43

(xvi) Specified Reserve Account Balance at end of related Collection Period	$11,877,268.63